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                  SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549

                       -------------------------


                               FORM 8-K/A

                            CURRENT REPORT

                  (Amendment No. 1 to Form 8-K filed
                          February 10, 1997)

                  Pursuant to Section 13 or 15(d) of
                  the Securities Exchange Act of 1934


                   Date of Report: February 4, 1997
                   (Date of earliest event reported)


                       PRIMEX TECHNOLOGIES, INC.
        (Exact name of registrant as specified in its charter)


       Virginia                  0-28942                06-1458069
    (State or other            (Commission             (IRS Employer
    jurisdiction of                File                Identification
     organization)               Number)                  Number)



               10101 Ninth Street North
               St. Petersburg, Florida                    33716-3807
       (Address of principal executive offices)            (Zip Code)


                            (813) 578-8100
         (Registrant's telephone number, including area code)


                            Not Applicable
        (Former name or address, if changed since last report)

Item 4    Changes in Registrant's Certifying Accountant


          On February 4, 1997, Primex Technologies, Inc. ("Primex"), based on the recommendation of the Audit Committee of the Primex Board of Directors, retained Ernst & Young LLP ("Ernst & Young") to serve as independent accountants for Primex and its subsidiaries for periods ending after December 31, 1996. KPMG Peat Marwick LLP ("Peat Marwick"), which will complete the audit of Primex's financial statements for 1996, terminated its engagement for future periods.
No Peat Marwick report on the financial statements of Primex for the past two years contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope, or accounting principles. During the two most recent fiscal years and the subsequent interim period, there has been no disagreement between Primex and Peat Marwick on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures.

          During the two most recent fiscal years and the subsequent interim period prior to engaging Ernst & Young, Primex (or someone on its behalf) did not consult Ernst & Young regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Primex's financial statements.

Item 7    Financial Statements and Exhibits


     c.   Exhibits

          Ex - 16   Letter from KPMG Peat Marwick LLP dated
                    February 7, 1997 agreeing with the statements made with respect to it in Item 4.

                              SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              PRIMEX TECHNOLOGIES, INC.

                                by /s/ George H. Pain
                                  ----------------------------
                                        George H. Pain
                                     Vice President, General
                                      Counsel and Secretary


Date: February 19, 1997

                             Exhibit Index



  Exhibit No.                     Exhibit                     Page No.

       16        Letter from KPMG Peat Marwick                    6
                 LLP dated February 7, 1997
                 agreeing with the statements
                 made with respect to it in
                 Item 4.